EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated May 15, 2015 included in this Form 10-K, on the consolidated financial statements of Lakeland Industries, Inc., and Subsidiaries as of January 31, 2015 and for the year then ended into the Company’s previously filed Registration Statements on Form S-8 (No. 333-144870, No. 333-176733 and No. 333-183882)  and Form S-3 (No. 333-200422).

/s/ Mazars Auditores Independentes, S/S

Mazars Auditores Independentes, S/S

Sao Paulo, Brazil

May 15, 2015